[English Translation]

Business Advisory

Agreement for the provision of advisory services

Ernst & Young

Quality in everything we do

[English Translation]

This Agreement for the provision of advisory services (Agreement) was concluded in Warsaw, on 1 August 2008, by and between:

Ernst & Young Business Advisory spółka z ograniczoną odpowiedzialnością i Wspólnicy spółka Komandytowa (limited partnership)

Rondo ONZ 1

00-124 Warsaw

KRS22S114

 (hereinafter: Ernst & Young)

represented by Mr Jacek Górnik, Partner, Proxy,

and

Sunset Suits S A.

ul. Garbary 57

61-758 Poznań

KRS 0000265620

NIP 778-143-92-59

(hereinafter: the Company)

represented by: Bogdan Zegar

President of the Management Board

jointly called the Parties.

I. Scope of Services

§1

Ernst & Young will provide advisory services to the Company in the scope and on the terms and conditions specified in this Agreement and in Appendices to this Agreement, specifically in compliance with the General Terms and Conditions for Providing Advisory Services (hereinafter: General Terms and Conditions), constituting Appendix No. 1. All Appendices to this Agreement constitute an integral part thereof.

§2

Advisory services will be provided on behalf of the Company under the following project (hereinafter: the Project): Support in implementing an internal control system compliant with the requirements of the Sarbanes-Oxley Act (SOX 404) and support in preparing mappings of processes and describing internal procedures. The services will also relate to the operations of the Company FASHION SERVICE Sp. z o.o.

[English Translation]

§3

Under the project, Ernst & Young will carry out the work described in Appendix No. 2 on behalf of the Company. Further down in this document these works will be called the Services. The Services will also relate to the operations of FASHION SERVICE Sp. z o.o.

§4

The approach including the description of the actions performed under the Project is set out in Appendix No. 2.  The actions will also relate to the operations of FASHION SERVICE Sp. z o.o.

§5

The Services provided by Ernst & Young will result in the following Deliverables (hereinafter: Deliverables) which relate both to the Company and to FASHION SERVICE Sp. z o.o.

Preparation phase

Organizational structure with a general description of the scope of tasks of particular entities

Conducting training

Subproject 1

Classification of business projects

Maps of business projects at the current stage

Maps of business projects at the target stage

Subproject 2

List of gaps in ELC

Description of responsibilities of the individuals participating in the process of closing the books and preparing financial reporting

Financial and accounting document flow instruction

Procedure for closing the financial period, including the checklists

Description of other ELC control procedures

Description of procedures implemented in respect of ITGC

Subproject 3

List of processes in the implementation of SOX

List of milestones in the processes, including descriptions of the milestones

Results of the “walkthrough” test

Results of the tests of operating effectiveness of controls, including the list of repair actions to be taken

The above documents will constitute versions for the Company’s approval.

[English Translation]

§6

The project will start on 1 August 2008 and will end on 30 October 2009.

The time schedule for the project is provided in Appendix No. 2

§7

Should the Company request changes in the scope of Services or if the implementation of such changes is required by the binding legal regulations or professional obligations caused by delays in respect of the time schedule or other events for which Ernst & Young is not responsible, and which are not caused by the fault or negligence of Ernst & Young (jointly, Change Events), the parties:

a) if necessary, will agree on the scope of additional Services to be provided; and

b) will adjust the fee payable to E&Y and / or the timeframe of the Services.

Ernst & Young will be exempt from liability in respect of the non-performance or delay in performing its obligations under this Agreement to the extent in which they are caused by at least one Change Event.

II. Approval of the Deliverables

§1

A Deliverable shall be deemed to be completed when the Company provides Ernst & Young with a written acceptance of a given Deliverable in the form of an acceptance report (hereinafter: Acceptance Report). Immediately after acceptance of the Deliverable, the Company will be obliged to submit to Ernst & Young the signed Acceptance Report. If Ernst & Young is not submitted written comments to the Deliverables within 7 business days of the date of submitting the Deliverables to the Company, the Deliverables shall be deemed to have been accepted.

§2

The subject of the comments to the Deliverables may only relate to material defects in the Deliverables, which constitute such defects which would prevent the Company from using the specific scope of work performed by Ernst & Young in connection with the realization of the Project, as a result of the non-performance or malperformance of all or a part of the Services related to the completion of the given Deliverable by Ernst & Young (Material Defects). All other defects of Deliverables will not be considered to be Material Defects.

§3

The Company may make comments on a Deliverable only once.  If the Company makes comments on a Deliverable, Ernst & Young, within an appropriate deadline depending on the degree of complexity of the comments made, will take the comments made into consideration, making corrections to the Deliverables at its own expense in a scope that is deemed to be justified. After submitting the corrected Deliverables to the Company, the provisions of § 1 and § 2 shall be applied respectively, taking into consideration the fact that only the Deliverable’s Material Defects relating to the corrections made by Ernst & Young may be the subject matter of the comments to the corrected Deliverable.

[English Translation]

§4

The Company commits itself to refraining from using, applying or availing itself of the Deliverable, in any scope and form, before its acceptance. Any violation of this restriction shall be deemed to be acceptance of the Deliverable by the Company.  |

§5

1.
The finalization of acceptance of all Deliverables will be the basis for Ernst & Young issuing the invoice for the last part of the fee, understood as remuneration for the last month under undertaking work related to the project, and the company shall be obliged to pay the invoice, in recognition of clause 2.

2.	The unjustified refusal by the Company to accept the Deliverables shall not be an obstacle to Ernst & Young issuing an invoice.

§6

Ernst & Young is not obliged to update its products in connection with the changes in the legal or actual status, or practices which occur after the acceptance of the Deliverables.

III. Fee for the Services

§1

Ernst & Young’s net fee for the Services will depend on the time needed to provide the Services and on the qualifications and experience of Ernst & Young’s employees engaged in providing the Services. The parties hereby agree on the following hourly rates for the Services.

a) Partner	1 400

b) Senior Manager	800

c) Consultant	560

d) Analyst	200

§2

The fee will be increased by costs or expenses (such as the costs of travel, accommodation, translation, etc.) which may be incurred by Ernst & Young in connection with the provision of the Services.

§3

Should the scope of work covered by this Agreement have to be increased, or should additional services be necessary or should any other circumstances occur which could lead to the need to increasing the Fee, the said issues will be immediately discussed with the Company before any additional action is taken and will be regulated by a separate agreement or by an annex to this Agreement.

[English Translation]

§4

The Fee determined by the Parties does not include value added tax (VAT), which will be added in accordance with the respective regulations binding as at the date of issuing the invoice.

§5

Ernst & Young hereby represents that it is a payer of value added tax (VAT) and that it received the following tax identification number NIP 525-23-14-195.

The Company hereby represents that it is a payer of value added tax (VAT) and that it received the following tax identification number NIP 778-143-92-59.

§6

Ernst & Young will issue invoices in respect of the Fee for the Services performed and the expenses referred to in § 2 to the Company or to another entity indicated by the Company which is a beneficiary of the Services provided by Ernst & Young, on the basis of the monthly time schedules worked by Ernst & Young consultants.

§7

Invoices relating to the Fee or to the expenses referred to in § 2 are payable within 14 days of being issued to the bank account of Ernst & Young indicated on the invoice. If the Company delays the payment of an invoice, Ernst & Young will be entitled to statutory interest on default payments.

IV. Ernst & Young project team

§1

The person responsible for completing the Project is Jacek Górnik, Partner/Director in Ernst & Young. Artur Wietrzyk, Senior Manager in Ernst & Young, will manage the work of the Project Team.

§2

Ernst & Young may change the composition of the Project Team at any time without the Company’s consent, but any potential change to the composition of the Team cannot have a negative impact on the Project time schedule or on the terms and conditions specified in the Agreement.

V. Cooperation with the Company in the realization of the Project

§1

The appropriate and timely submission of the Deliverables requires that the Company (including FASHION SERVICE Sp z o.o.) meet the following terms and conditions:

1.  The Company will appoint a coordinator who:

-	will coordinate all the work on behalf of the Company and on behalf of FASHION SERVICE Sp. z o.o.

[English Translation]

-	will participate in all project works and workshops, will ensure access to the Company’s and FASHION SERVICE Sp. z o.o.’s employees.

-	will organize the meetings necessary to conduct project works, will monitor the course of works on the part of FASHION SERVICE Sp. z o.o., specifically the pace of implementing repair works.

2.
Employees of Ernst & Young will receive without excessive delay all information relating to the Company and FASHION SERVICE Sp. z o.o. related to the works under the project, collected in a complete manner and reflecting the factual situation.

3.
Employees of Ernst & Young will be offered, within a proper deadline, with appropriate working conditions and the materials necessary to provide the Services, including premises with an Internet and telephone access.

4	The management and employees of the Company and FASHION SERVICE Sp. z o.o. will designate enough time to Ernst & Young employees to provide the required information.

5
Meetings with the Company’s and FASHION SERVICE Sp. z o.o.’s employees will be scheduled without any unnecessary delay and in the event of delays, the Project Coordinator will undertake to arrange the meeting as quickly as possible.

6
The Project Director and Coordinator will participate in regular meetings and/or teleconferences relating to the work status and Project issues arising in respect of the Company and FASHION SERVICE Sp. z o.o.

7
Ernst & Young will receive all help from the Company in respect of any issues related to the Project, and specifically all agreed remedial actions will be implemented in a timely manner both in the Company and in FASHION SERVICE Sp. z o.o.

8.
Issues reported as obstructing the completion of the project will be resolved on a current basis both by the Company and by FASHION SERVICE Sp. z o.o., and in case of difficulties, the Ernst & Young team will be informed immediately of the difficulties which arise and on the assessment of their impact on other activities that are part of the project schedule.

9.
The Company and FASHION SERVICE Sp. z o.o. will make available to the project team the financial and accounting documentation and other necessary documents, specifically for the purpose of testing the operating effectiveness of controls.

10.	The work Deliverables will be accepted without any unnecessary delay, both those relating to the Company’s and FASHION SERVICE Sp. z o.o.’s operations.

§2

The person responsible for contacts with Ernst & Young concerning Project issues on behalf of the Company will be Bogdan Zegar (Project Director), who will have appropriate authorizations from the Company in respect of issues relating to the completion of the Project, and specifically acceptance of the Deliverables. The Project Director will be responsible for:

1.	determining communication policies and channels between the Project Team and the Company;

[English Translation]

2.	Obtaining, and the timely delivery of information, data, decisions and confirmations;

3.	support in resolving issues related to the completion of the project and presenting the above issues to the appropriate individuals within the Company;

4.	ensuring the availability and involvement of appropriate Company personnel;

5.	regular monitoring of the completion of the Project and submitting information on the realization of the Project to the Company’s Management Board.

§3

To ensure the efficient completion of the Project, a Steering Committee will be appointed which will include: Project Sponsor Donald Chodak and Jacek Górnik. The Steering Committee will take decisions on concrete works, which have to be completed under particular phases of the Project (listed in the scope of work specified in item l §3), will supervise the progress of work, set overall goals and control quality.

§4

In connection with the completion of the Project, the Company confirms that the Company’s Management Board: (i) is fully and exclusively responsible for creating an appropriate internal control system and monitoring the effectiveness of operation of the system, including the areas covered by the Project, (ii) will take, within a reasonable timeframe, all necessary decisions relating works on the project; (iii) will appoint a person responsible for all the decisions related to the solutions being developed at Management Board level; (iv) will assess the adequacy of the project; (v) will accept full and exclusive responsibility for the solutions developed and the results obtained as a result of applying the solutions.

VI. Term of the Agreement

§1

This Agreement may be terminated by each party with fifteen days’ notice by way of submitting to the other party notice in writing if there is a serious technical conflict between Ernst & Young and the Company as to the method of conducting the works or particular Deliverables, if it is impossible to resolve such conflict within thirty (30) days of the date of the conflict arising. Provision of the Services by Ernst & Young during the notice period is possible exclusively on the basis of a prior written request by the Company.

§2

Moreover, Ernst & Young may withdraw from the Agreement:

1	if the Company delays the payment of the full or part of the Fee receivable by Ernst & Young on the basis of the Agreement over a period exceeding 30 days;

2	if premises arise for conducting liquidation proceedings at the Company;

[English Translation]

3
if a petition is filed with the Court for the Company’s bankruptcy or if the Court dismisses a petition for bankruptcy because the Company’s assets are insufficient to cover the costs of the respective proceedings;

4	for other important reasons on the part of the Company;

5	if Ernst & Young justifiably states that it is unable to provide further Services in accordance with its respective professional obligations.

§3

The Company is obliged to pay to Ernst & Young a Fee for all Services provided by Ernst & Young until the date of terminating the Agreement or withdrawing from the Agreement, and to cover all the expenses referred to in item III § 2 incurred by Ernst & Young until the date of terminating the Agreement or withdrawing from it, and to return to Ernst & Young all costs incurred in connection with the termination of the Agreement or withdrawing from it. Ernst & Young will issue an invoice for the amount receivable described in the previous sentence within 7 days of the date of terminating the Agreement or withdrawing from it. The Company is obliged to pay the above invoice within 7 days of its receipt.

§4

The parties agree that Ernst & Young will be authorized to suspend the provision of the Services, if the Company is in default with the payment of the whole or a part of the Fee for at least 14 days, and the notice to Ernst & Young of the intention to suspend the provision of the Services is delivered to the Company at least 7 days before suspending the provision of the Services by Ernst & Young.

The parties agree that if the provision of Services is suspended, Ernst & Young will not be responsible for any related consequences.

VII. Specific requirements related to the nature of the Services provided

The parties are aware that:

1.
The Services provided by Ernst & Young are of an advisory nature and are aimed at granting the Company support in respect of reviewing the internal control procedures of selected business processes within the Company. The Company accepts its exclusive responsibility for all decisions relating to designing, modifying and implementing internal control procedures, including, among other things, in respect of all transactions concluded by the Company. The decision as to further proceedings in issues referred to in a given Deliverable submitted by Ernst & Young lies exclusively with the Company. Ernst & Young is only responsible for identifying, documenting and the appropriate submission of Ernst & Young’s conclusions and recommendations; Ernst & Young may help implement the recommendations; however, this task lies exclusively with the Company;

2.
 There is no one standard according to which risk management and practices are evaluated. In practice, the methodologies and approach to the evaluation, management and control of risk show significant differences. The process of evolution and new improved procedures is ceaseless, and the classification of the policies and procedures as effective or as best practices is subjective and discretionary;

[English Translation]

3.
A review of the designed risk control procedures covers several possibilities, including achieving a compromise, taking into consideration the possible theoretical approaches, availability of data, management preferences, the system’s abilities and limitations related to implementing the solutions.

§5

1.	During the performance of the services Ernst & Young:

a)
does not perform procedures for monitoring internal controls or any control activities which have an impact on the exercise of transactions and ensure that the transactions are appropriately conducted and/or registered and no routine actions are performed related to the Company’s operating and manufacturing processes which would be equivalent to ensuring compliance or ensuring quality;

b)	does not specify which recommendations for enhancing the internal control system - if those are the result of the work of consultants - should be implemented;

c)	does not act on behalf of the management or the Internal Audit Director in communication with the Management Board or the Audit Committee;

d)	does not authorize or exercise transactions or act in any other way on behalf of the Company;

e)	does not prepare source documentation of the transaction, i.e. the Company’s accounting documentation, does not authorize third party invoices, etc.;

f)	does not manage or administer assets;

g)	does not approve and is not responsible for the internal audit plan, including the risk assessment, specifying the project scope and priorities and the frequency of audit procedures;

h)	does not act as the equivalent of a Management Board member or the Company’s employee.

2.
The Company’s Management Board acknowledges that it is responsible solely for the level of adequacy of the scope of services of the Engaged for its purposes and for the adequacy of the documentation, testing and assessing control procedures for the purpose of issuing respective representations relating to compliance with the Sarbanes - Oxley Act, Section 404, in the light of the provisions of the said Act. At the same time, Ernst & Young does not give representations relating to the degree of adequacy of the services provided for the purposes for which the services were ordered or for any other purposes.

3.	The Company’s Management Board is responsible for:

a)	establishing and maintaining an effective internal control system including monitoring on-going activities;

b)	ensuring the appropriateness of internal control documentation and its maintenance.

c)	identification of all legal regulations and provisions relating to the Company’s operations.

[English Translation]

 [handwritten signature]

Jacek Górnik

on behalf of

Ernst & Young Business Advisory spółka

z ograniczoną odpowiedzialnością

i Wspólnicy spółka komandytowa

[handwritten signature]

On behalf of_______________________I/we

acting as properly authorized representative(s) of

_______________hereby accept

the Agreement and the General Terms and Conditions for providing advisory services

[personal stamp of Bogdan Zegar]

Place and date

Signature